UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – March 3, 2003

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA		19610
(Address of principal executive offices)		(Zip Code)

Area Code (610) 373-2400
(Registrant’s telephone number)

Penn National Gaming, Inc., a Pennsylvania corporation (the “Company” or “PNGI”), hereby amends Items 2 and 7 of its Current Report on Form 8-K (Date of Report: March 3, 2003) in their entirety to read as follows:

Item 2.    Acquisition or Disposition of Assets

On March 3, 2003, the Company, P Acquisition Corp., a direct and wholly-owned subsidiary of the Company (“Merger Sub”), and Hollywood Casino Corporation, a Delaware corporation (“Hollywood Casino™” or “HCC”), completed a merger transaction whereby Merger Sub was merged with and into Hollywood Casino with Hollywood Casino continuing as the surviving corporation and the separate corporate existence of Merger Sub ceasing.  As a result of the merger, Hollywood Casino is now a wholly-owned subsidiary of the Company.  A copy of the press release issued by the Company on March 3, 2003 was previously filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The Company closed an $800 million senior secured credit facility to fund its acquisition of Hollywood Casino and to provide additional working capital as more fully described in the press release issued by the Company on March 3, 2003, which was previously filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

On March 3, 2003, the Company filed a Current Report on Form 8-K stating that it had completed the merger transaction and that the financial statements and pro forma financial information required under Item 7 would be filed on or before May 17, 2003.  This amended Current Report on Form 8-K contains the required financial statements and pro forma financial information.

Item 7.    Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements of Hollywood Casino as of December 31, 2002 and 2001 and for the three years ended December 31, 2002 are included as Exhibit 99.3 to this Form 8-K and are incorporated herein by reference.

(b)           Pro forma Financial Information.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On March 3, 2003, the Company completed its acquisition of Hollywood Casino.  The transaction was accounted for as a purchase.  As a result, the net assets of Hollywood Casino were recorded at their fair value with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill.  The total purchase price for the acquisition was approximately $397.9 million, including acquisition costs of $50.9 million.  The purchase price of the acquisition was funded by the proceeds of the Company’s new $800 million senior secured credit facility.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2002 has been prepared giving effect to the acquisition of Hollywood Casino and the funding of the transaction under the $800 million senior secured credit facility as if they occurred on January 1, 2002.

The following unaudited pro forma consolidated balance sheet has been prepared as if the acquisition of Hollywood Casino and the funding under the $800 million senior secured credit facility had occurred on December 31, 2002.

The unaudited pro forma consolidated financial statements should be read in conjunction with the notes hereto and the following:

•              The Company’s historical consolidated financial statements and notes thereto for the year ended December 31, 2002 included in the Company’s Annual Report on Form 10-K.

•              The historical financial statements and notes thereto of Hollywood Casino included as Exhibit 99.3 to this Current Report on Form 8-K.

The following unaudited pro forma consolidated statement of income is preliminary and subject to change based on finalization of other applicable post-closing adjustments that are not expected to be significant.

Penn National Gaming, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Income

Year ended December 31, 2002

(in thousands, except per share data)

	PNGI and Subsidiaries as reported (1)	HCC and Subsidiaries as reported (2)	Pro Forma Adjustments (3)		Pro Forma as adjusted for Acquisition

Revenues
Gaming	$494,271	$527,777	$		$1,022,048
Racing	115,167	—			115,167
Management service fees	11,479	—			11,479
Food, beverage and other revenue	64,342	79,110			143,452

Gross revenue	685,259	606,887			1,292,146
Less: promotional allowances	(27,713)	(106,715)			(134,428)

Net revenues	657,546	500,172			1,157,718

Operating expenses
Gaming	278,807	338,990			617,797
Racing	84,002	—			84,002
Food, beverage and other expense	42,194	24,465			66,659
General and administrative	113,964	35,737			149,701
Depreciation and amortization	36,456	41,730	(15,762	) (c)	62,424

Total operating expenses	555,423	440,922	(15,762)		980,583

Income from operations	102,123	59,250	15,762		177,135

Other income (expenses)
Interest expense	(42,104)	(67,079)	1,209	(b)	(107,974)
Interest income	1,553	1,424			2,977
Earnings from joint venture	1,965	—			1,965
Equity in losses of unconsolidated affiliate	—	(233)			(233)
Write off investment in unconsolidated affiliate	—	(313)			(313)
Gain (loss) on disposal of assets	—	(338)			(338)
Loss on change in fair values of interest rate swaps	(5,819)	—	5,819	(a)	—

Total other expense	(44,405)	(66,539)	7,028		(103,916)

Income (loss) before taxes and extraordinary item	57,718	(7,289)	22,790		73,219
Taxes on income	21,704	3,497	2,154	(d)	27,355

Income (loss) before extraordinary item and minority interest	36,014	(10,786)	20,636		45,864
Minority interest in Hollywood Casino Shreveport	—	(1,464)	—		(1,464)

Income (loss) before extraordinary item	$36,014	$(12,250)	$20,636		$44,400

Per share data
Basic	$0.95				$1. 18
Diluted	$0.92				$1.14

Weighted-average shares outstanding
Basic before extraordinary item	37,775				37,775
Diluted before extraordinary item	39,094				39,094

See accompanying notes to consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF INCOME

(amounts in thousands, except per share data)

The following notes describe the column heading in the pro forma consolidated statements of operations and the pro forma adjustments that have been made to these statements:

(1)	Reflects the audited consolidated historical statement of operations of PNGI for the year ended December 31, 2002.

(2)	Reflects the audited historical statement of operations for HCC for the year ended December 31, 2002.

(3)	Reflects pro forma adjustments relating to the HCC acquisition as follows:

	(a)	Adjustment to reflect the following:

			Year ended December 31, 2002

		Loss on change in fair values of interest rate swaps	$5,819

Management believes that if the $800 million senior secured credit facility had been in place at January 1, 2002, then the existing pay fixed-receive variable interest rate swaps would have been highly effective throughout 2002.  The changes in fair value of the interest rate swaps would have been charged to other comprehensive income, not interest expense.

	(b)	Adjustments to interest expense reflect the $800 million senior secured credit facility financing:

		Increase in interest expense on the $800 million senior secured credit facility	$43,259

		Decrease in interest expense on the early retirement of the $350 million senior secured credit facility	(4,126)

		Decrease in interest expense due to the retirement of the $360 million of Hollywood Casino corporate debt	(40,015)

		Increase in expense resulting from the amortization of $18,700 in deferred financing costs related to the $800 million senior secured credit facility to be amortized over 7 years	2,091

			$1,209

If the interest rate on the $700 million in borrowings under the $800 million senior secured credit facility increases or decreases by 1/8%, then interest expense will increase or decrease by approximately $.9 million per year.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF INCOME

(amounts in thousands, except per share data)

(continued)

(c)

Reflects the net decrease in depreciation and amortization expense resulting from the valuation of the property and equipment to fair market value. Reported depreciation expense included a write down of $9,756 for the cost of riverboats and other assets that were replaced at the Hollywood Casino-Aurora facility in 2002.

(d)	Adjustment to reflect the income tax effect associated with the pro forma adjustments using PNGI’s effective tax rate of approximately 38%.

Penn National Gaming, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

December 31, 2002

(in thousands, except per share data)

	PNGI and Subsidiaries as reported (1)	HCC and Subsidiaries as reported (2)	Pro Forma Adjustments		Pro Forma as adjusted for Acquisition and Financing
			Acquisition (3)	Financing (4)

Assets

Current assets
Cash and cash equivalents	$55,121	$128,336	$(397,948)	$700,000	$85,383
				(400,126)
Receivables	19,418	6,040			25,458
Prepaid income taxes	6,415	—			6,415
Inventories	—	3,394			3,394
Prepaid expenses and other current assets	9,080	6,732			15,812
Deferred income taxes	4,405	2,255	20,289		26,949

Total current assets	94,439	146,757	(377,659)	299,874	163,411

Net property and equipment, at cost	450,886	363,725	(62,102)		752,509

Other assets
Investment in and advances to unconsolidated affiliate	16,152	—			16,152
Excess of cost over fair market value of net assets acquired	160,506	—	465,358		625,864
Management service contract, net of accumulated amortization of $4,206	21,539	—			21,539
Deferred financing costs, net	10,463	10,806	(5,797)	17,403	32,875
Miscellaneous	11,495	14,152	3,543		29,190

Total other assets	220,155	24,958	463,104	17,403	725,620

Total assets	$765,480	$535,440	$23,343	$317,277	$1,641,540

Penn National Gaming, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

December 31, 2002

(in thousands, except per share data)

	PNGI and Subsidiaries as reported (1)	HCC and Subsidiaries as reported (2)	Pro Forma Adjustments		Pro Forma as adjusted for Acquisition and Financing
			Acquisition (3)	Financing (4)

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt	$18	$1,789	$	$26,000	$27,807
Accounts payable	19,450	13,110			32,560
Other current liabilities	73,514	51,312	7,735	(21,332)	111,229

Total current liabilities	92,982	66,211	7,735	4,668	171,596

Long-term liabilities
Long-term debt, net of current maturities	375,000	565,307	(69,422)	(360,000)	1,184,885
				674,000
Other long-term liabilities	—	8,466			8,466
Deferred income taxes	50,498		(19,511)		30,987

Total long-term liabilities	425,498	573,773	(88,933)	314,000	1,224,338

Commitments and contingencies

Minority interest	—	2,123	(2,123)

Stockholders’ equity
Preferred stock, $.01 par value; 1,000,000 shares authorized; none issued	—	—			—
Common stock, $.01 par value; 200,000,000 shares authorized; shares issued 40,033,684	403	3	(3)		403
Treasury stock, at cost 849,400 shares	(2,379)				(2,379)
Additional paid-in capital	154,049	217,122	(217,122)		154,049
Retained earnings	96,584	(323,792)	323,789	(1,391)	95,190
Accumulated other comprehensive loss	(1,657)	—			(1,657)

Total stockholders’ equity	247,000	(106,667)	106,664	(1,391)	245,606

Total liabilities and stockholders’ equity	$765,480	$535,440	$23,343	$317,277	$1,641,540

See accompanying notes to consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEET

(amounts in thousands, except per share data)

The following notes describe the column heading in the pro forma consolidated balance sheet that have been made to these statements:

(1)           Reflects the historical audited consolidated balance sheet of PNGI as of December 31, 2002.

(2)           Reflects the audited balance of HCC as of December 31, 2002.

(3)           Reflects pro forma adjustment for the HCC acquisition.

(4)           Reflects pro forma adjustment for the financing of the HCC acquisition.

Reconciliation of cash paid at settlement to acquire HCC:

Hollywood Casino purchase price, 25.7 million shares at $12.75 per share	$328,119
Purchase price of HCC stockholders’ options	18,951

Total HCC purchase price	347,070

Acquisition fees and other charges
Transaction fees	15,917
Severance and pension	6,261
HCC bond premiums	28,700

50,878

Total HCC pro forma purchase price, including acquisition fees	$397,948

Current assets	$167,049
Property and equipment	301,623
Other assets (including deferred income taxes of $19,511)	42,215
Goodwill	465,358
Current liabilities	(72,157)
Other liabilities	(8,466)
Long-term debt, current and non-current	(497,674)

Total net assets acquired	$397,948

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEET

(amounts in thousands, except per share data)

(continued)

The pro forma activity for total debt, current and noncurrent, is as follows:

	Senior Subordinated Notes	Senior Secured Credit Facility	HCC Debt	HCL Shreveport Notes	Total Pro Forma Debt

As reported	$375,018	$—	$377,191	$189,905	$942,114
Borrowings under the $800 million senior secured credit facility	—	700,000	—	—	700,000
Payment of HCC existing debt	—	—	(360,000)	—	(360,000)
Shreveport bond valuation allowance*	—	—	—	(69,422)	(69,422)

Total pro forma debt	$375,018	$700,000	$17,191	$120,483	$1,212,692

*                 The Shreveport notes were reduced to reflect management’s estimate of the notes’ fair value, which is based on the fair value of the underlying collateral.

(c)           Exhibits

Exhibit No.	Exhibit

23.1	Consent of Deloitte & Touche LLP, Independent Auditors.

99.1*	Press Release issued by the Company, dated March 3, 2003. (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 3, 2003.)

99.2*	Press Release issued by the Company, dated March 3, 2003. (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 3, 2003.)

99.3	The financial statements of Hollywood Casino as of December 31, 2002 and 2001 and for the three years ended December 31, 2002.

* Previously filed

SIGNATURES

Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 12, 2003	Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

PENN NATIONAL GAMING, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Exhibit

23.1	Consent of Deloitte & Touche LLP, Independent Auditors.

99.1*	Press Release issued by the Company, dated March 3, 2003. (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 3, 2003.)

99.2*	Press Release issued by the Company, dated March 3, 2003. (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 3, 2003.)

99.3	The financial statements of Hollywood Casino as of December 31, 2002 and 2001 and for the three years ended December 31, 2002.

* Previously filed